BDO Seidman, LLP
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New York, New York
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August 6, 2009

U.S. Securities and Exchange Commission
100 F Street, NE
Washginton, DC 20549

Re: Tremesis Energy Acquistion Corporation II

Ladies and Gentlemen:

We have read the statements made by Tremesis Energy Acquisition Corporation II in Part II, Item 5 of the Form 10-Q (Commission file number 001-33814) for the quarterly period ended March 31, 2009, which was filed with the U.S. Securities and Exchange Commission. We agree with the statements contained therein concerning our firm.

Very truly yours,

BDO Seidman, LLP

BDO Seidman, LLP
Certified Public Accountant